Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bar Harbor Bankshares:

We consent to the incorporation by reference in Registration Statement (No. 333-122941 and No. 333-206453) on Form S-8 of Bar Harbor Bankshares of our report dated June 28, 2016, relating to our audit of the financial statements and supplemental schedules of Bar Harbor Bankshares 401(k) Plan, which appears in this Annual Report on Form 11-K of Bar Harbor Bankshares 401(k) Plan for the year ended December 31, 2015.

/s/ RSM US LLP

Boston, Massachusetts

June 28, 2016